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                                                                    EXHIBIT 10.4


                         EXECUTIVE RETENTION AGREEMENT


     This EXECUTIVE RETENTION AGREEMENT ("Agreement"), effective as of June 9, 1998 (the "Effective Date"), is made by and among HEALTH CARE AND RETIREMENT CORPORATION OF AMERICA, an Ohio corporation (the "Company"), HEALTH CARE AND RETIREMENT CORPORATION, a Delaware corporation and sole stockholder of the Company ("HCR") and R. Jeffrey Bixler (the "Employee").

                                    RECITALS

      A. The Company, HCR and the Employee are parties to that certain Second Amended Employment Agreement effective as of April 1, 1997 (the "SAEA").

      B. HCR is presently negotiating the acquisition of Manor Care, Inc. pursuant to a transaction (the "HCR-Manor Care Merger") in which Manor Care, Inc. will merge with and into a wholly-owned subsidiary of HCR, and which will constitute a Change in Control under the SAEA.

      C. In order to assure itself of the continuity of management following the consummation of the HCR-Manor Care Merger, the Company desires to retain the services of the Employee through such consummation by establishing certain incentives for the Employee's continued employment.

                                   AGREEMENT

     In consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Employee and the Company hereby agree as follows:

     1. CERTAIN DEFINED TERMS. The following terms have the meanings set forth below. Each capitalized term used but not defined herein shall have the meaning assigned to such term under the SAEA.

          (a) "1998 Aggregate Cash Compensation" means the sum of: (i) the Employee's Base Pay Rate effective as of the Transaction Date as set forth on Schedule I hereto; and (ii) the aggregate cash bonuses payable to the Employee in respect of calendar year 1998 pursuant to the Company's Annual Incentive Plan and Performance Award Plan, as determined by the Compensation Committee of the Board.

          (b) "Lump Sum Severance" means the lump sum severance payment specified at Section 8(b)(i) of the SAEA.

          (c) "Option" means the option to purchase shares of common stock of HCR granted to Manor Care, Inc. pursuant to the agreement governing the HCR-Manor Care Merger.



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          (d)  "Other Severance Benefits" means, collectively, the payments and benefits provided by Sections 8(b)(ii), (iii) and (v) of the SAEA.

          (e) "Transaction Date" means the date of consummation of the HCR-Manor Care Merger.

     2. AMENDMENT TO SAEA. This Agreement shall constitute an amendment to the SAEA, effective as of the Effective Date; provided, however, that the SAEA shall survive the Effective Date and the Transaction Date and remain in full force and effect to the extent not amended hereunder. In the event of any conflict between this Agreement and the SAEA, the terms of this Agreement shall control.

     3.   CONTINUED EMPLOYMENT; SEVERANCE PAYMENT.

          (a) The Company hereby agrees to employ the Employee, and the Employee agrees to serve the Company for the period set forth in this
     Section 3, in the position(s) and at the initial Base Pay Rate set forth in
     Schedule I attached hereto and upon the other terms and conditions provided herein and in the SAEA. The initial term of employment under this Agreement (the "Initial Term") shall be for the period beginning on the Effective Date and ending on the third anniversary thereof, unless sooner terminated as provided herein or in the SAEA.

          (b) The employment term hereunder shall automatically be extended for successive one year periods (collectively with the Initial Term, the "Term") unless either party gives notice of non-extension to the other no later than 90 days prior to the expiration of the then-applicable Term.

          (c) The provisions of Sections 7(c) through (e) of the SAEA are hereby amended to delete the phrase "for a period of one year after such Termination Date" from each occurrence thereof and to insert in lieu thereof the phrase "for a period of three years after such Termination Date."

     4. ENTIRE AGREEMENT. This Agreement, the SAEA and the agreements listed in Schedule II attached hereto constitute the complete agreement between the Employee and the Company regarding any and all aspects of their employment relationship and supersede any and all prior written or oral agreements, understandings or commitments. The Employee understands that no representative of the Company has been authorized to enter into any agreement, understanding or commitment with the Employee which is inconsistent in any way with the terms of this Agreement.

     5. PROHIBITION AGAINST AMENDMENT. No term set forth in this Agreement may be modified in any way except by a written agreement signed by the Employee and by an authorized representative of the Company which expressly states the intention of the parties to modify the terms of this Agreement.


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     6.   RETENTION BONUS.

          (a) Subject to the Employee's employment with the Company immediately prior to the Transaction Date and his compliance with the terms of this Agreement, the Company shall pay the Employee, within five days following the Board meeting in calendar year 1999 at which the Board approves the Company's 1998 financial statements, a cash lump sum payment equal to three times the 1998 Aggregate Cash Compensation (the "Retention Bonus"). Payment of the Retention Bonus shall be subject to the provisions of Section 10 of the SAEA.

          (b) In the event the Employee's employment with the Company is terminated as a result of the Employee's electing to resign or to retire without the consent of the Company (other than by reason of his disability) and other than pursuant to Section 7(d) hereof within the three-year period ending on the third anniversary of the Transaction Date, the Employee shall return to the Company, in cash in a lump sum within 5 days of such Termination Date, that portion of the Retention Bonus and any additional payments in respect thereof pursuant to Section 10 of the SAEA equal to the product of: (i) the Retention Bonus; and (ii) a fraction, the numerator of which is the excess of 1095 over the number of days elapsed during the period beginning on the Transaction Date and ending on the Termination Date, and the denominator of which is 1095. The provisions of Section 10 of the SAEA shall apply to the pro rata return of the Retention Bonus pursuant to this Section 6.

     7.   ELIGIBILITY FOR SEVERANCE BENEFITS.

          (a)  The Employee hereby agrees that notwithstanding the provisions of
     Section 1(f)(iii) of the SAEA the filing by Manor Care, Inc. of a report on
     Schedule 13D or Schedule 14D-1 in connection with its receipt or exercise of the Option shall not constitute a Change in Control under the SAEA.

          (b) Notwithstanding the consummation of the HCR-Manor Care Merger, the Employee hereby waives his eligibility for all Severance Benefits provided by Sections 8(b)(i) through (v) in connection with any termination of his employment pursuant to Section 8(a)(iii) of the SAEA in connection with such transaction. Notwithstanding the foregoing, nothing herein shall constitute a waiver of eligibility for the Lump Sum Severance or the Other Severance Benefits in connection with the employee's termination of employment pursuant to Section 8(a)(iii) of the SAEA following any transaction other than the HCR-Manor Care Merger that occurs after the Transaction Date and that constitutes a Change in Control.

          (c) Notwithstanding the occurrence as of the Transaction Date of any event set forth in Sections (A) through (D) of Section 8(a)(ii) of the SAEA, the Employee hereby waives his eligibility for the Lump Sum Severance and the Other Severance Benefits in connection with any termination of his employment pursuant to Section 8(a)(ii) of the SAEA in connection with the HCR-Manor Care Merger.


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          (d)  Notwithstanding Sections 7(a) or (b) above, following the
      Transaction Date the Employee may elect, within the 60-day period following the occurrence of one of the following events, to terminate employment with the Company and receive the Other Severance Benefits (pursuant to written notice to the Board specifying the effective date of such termination which shall not be earlier than the fifth day following the date of the Board's receipt of such notice and shall not be later than the end of such 60-day period):

               (i) Failure to elect or reelect or otherwise to maintain the Employee in the office or position, or a substantially equivalent office or position, of or with the Company, which the Employee held immediately following the Transaction Date, or the failure to elect or reelect, or the removal of, the Employee as a Director if the Employee shall have been a Director immediately following the Transaction Date;

               (ii) The occurrence of any of the following:

                    (A) a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which the Employee held immediately following the Transaction Date;

                    (B) a reduction in the Employee's Base Pay as in effect
               immediately following the Transaction Date;

                    (C) a material reduction in the scope or value of Employee
               Benefits as in effect immediately following the Transaction Date; or

                    (D) any material breach of this Agreement or the SAEA by the
               Company or any successor thereto,

          which situation is not remedied within 10 calendar days after written notice to the Board (or the board of any successor) from the Employee;

               (iii) The liquidation, dissolution, merger, consolidation or reorganization of the Company or transfer of all or substantially all of its business and/or assets, unless the surviving or successor entity, if other than the Company (by liquidation, merger, consolidation, reorganization, transfer or otherwise), to which all or substantially all of such business and/or assets have been transferred (directly or by operation of law) assumes all duties and obligations of the Company under this Agreement and the SAEA pursuant to Section 12(a) hereof and Section 16(a) of the SAEA; or

               (iv) The Company or any successor, as the case may be, by which the Employee is employed relocates its principal executive offices, or requires the Employee to have his principal location of work changed, to any location which


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          increases by more than 25 miles the Employee's commute to such location immediately following the Transaction Date, or requires the Employee to travel away from his office in the course of discharging his responsibilities or duties hereunder and under the SAEA at least 20% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than the average of such time that was required of the Employee in the three full years immediately prior to the Transaction Date without, in either case, his prior written consent.

          (e) Nothing herein shall constitute a waiver of the Employee's eligibility for the benefits provided by Section 14 of the SAEA in connection with the HCR-Manor Care Merger.

          (f) In the event the Employee's employment with the Company is terminated by the Company other than for Cause or disability (pursuant to Section 7(c) of the SAEA) during the three-year period ending on the third anniversary of the Transaction Date, in addition to any payments and benefits provided under the SAEA, the Employee will be entitled to the Other Severance Benefits.

     8. RETIREMENT BENEFIT. In the event the Employee's employment with the Company is terminated for any reason other than by the Company for Cause (pursuant to Section 7(a) or (c) through (e) of the SAEA), after the Transaction Date and prior to the Employee's attainment of age 55 or prior to the fifth anniversary of the Transaction Date, the Employee's qualified and non-qualified defined benefit retirement plan benefits shall be calculated as if on the Termination Date the Employee had attained at least age 55 and completed at least five years of service from and after the Transaction Date. Any additional benefit to which the Employee is entitled pursuant to this Section 8 shall be paid either by the Company directly or pursuant to the terms of the non-qualified plan.

     9. TERMINATION OF THIS AGREEMENT. In the event the agreement governing the HCR-Manor Care Merger is terminated: (i) this Agreement shall terminate as of the date of such abandonment and thereafter shall be of no further force and effect; and (ii) the provisions of the SAEA shall continue in effect without amendment or modification by this Agreement.

     10. LEGAL FEES AND EXPENSES. It is the intent of the Company that the Employee not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of the Employee's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Employee hereunder. Accordingly, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Employee the benefits provided or intended to be provided to the Employee hereunder, the Company irrevocably authorizes the Employee from time to time to retain counsel of the Employee's choice, at the expense of the Company as hereafter provided, to advise and represent the Employee in connection with any


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such interpretation, enforcement or defense, including, without limitation, the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Without respect to whether the Employee prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all reasonable attorneys' and related fees and expenses by the Employee in connection with any of the foregoing.

     11. WITHHOLDING OF TAXES. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any law or governmental regulation or ruling.

     12.  SUCCESSORS AND BINDING AGREEMENT.

          (a) The Company will require all successors (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to any substantial portion of the business or assets of the Company, by agreement in form and substance satisfactory to the Employee, jointly and severally expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

          (b) This Agreement will inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

          (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 14(a) and 14(b) hereof. Without limiting the generality or effect of the foregoing, the Employee's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by the Employee's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 14(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

     13. Notices. Notices for all purposes of this Agreement shall be subject to Section 17 of the SAEA.

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     14.  Governing Law.  The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State.

     15. Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

     16. Miscellaneous. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. References to Sections are to references to Sections of this Agreement, except where expressly provided to the contrary.

     17. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.

     18. Titles. Paragraph titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.


                            [signature page follows]


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    THE COMPANY:

                                    HEALTH CARE AND RETIREMENT
                                    CORPORATION OF AMERICA

                                    By:  _______________________________
                                    Its: _______________________________

                                    HEALTH CARE AND RETIREMENT
                                    CORPORATION

                                    By:  _______________________________
                                    Its: _______________________________

                                    THE EMPLOYEE:

                                    ___________________________________




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                                   SCHEDULE I


Employee:                              R. Jeffrey Bixler

Current Base Pay Rate:                 $183,000

Current Job Titles:                    Vice President, General Counsel and
                                       Secretary


Base Pay Rate effective as of the
Transaction Date:                      $250,000

Job Titles effective as of the         Vice President, General Counsel and
Transaction Date:                      Secretary





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                                  SCHEDULE II


Annual Incentive Plan
Performance Award Plan
Stock Option Plan
Restricted Stock Plan
Salary Retirement Plan (prior to January 1, 1993)
Stock Purchase and Savings Program (prior to January 1, 1993)
Senior Executive Retirement Plans
Supplemental Offset Plan
Excess and Supplemental Benefit Plans
Corporate Officer and Senior Executive Life Insurance Program
Senior Management Savings Plan
Senior Management Savings Plan For Corporate Officers
Such other benefit plans and arrangements as the Company provides, from time to time, to salaried employees generally participation in which is approved by the President.